                                                                     Exhibit 5.1


                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                            Telephone: (617) 832-1000
                            Facsimile: (617) 832-7000
                                  Telex 940693
                               http://www.fhe.com



                                         January 29, 1997



ASPEN TECHNOLOGY, INC.
Ten Canal Park
Cambridge, Massachusetts  02141

Ladies and Gentlemen:

     We have acted as special counsel for Aspen Technology, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offering of up to 123,093 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"), by certain stockholders of the Company.

     In arriving at the opinion expressed below, we have examined and relied on the following documents:

     (i)   the Registration Statement;

     (ii) the Articles of Organization of the Company, as amended, as certified by the Secretary of State of The Commonwealth of Massachusetts on January 28, 1997;

     (iii) the By-Laws of the Company, as amended as of the date hereof; and

     (iv) copies of a written consent of the Board of Directors of the Company adopted on September 26, 1996 and a draft of minutes of a meeting of the Board of Directors of the Company held on November 26, 1996.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We express no opinion other than as to the laws of The Commonwealth of Massachusetts.

ASPEN TECHNOLOGY, INC.
January 29, 1997
Page Two


     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                              Very truly yours,

                                              FOLEY, HOAG & ELIOT LLP



                                              By /s/ MARK L. JOHNSON
                                                 -------------------
                                                 A Partner